UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PEOPLES EDUCATIONAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Peoples Educational Holdings, Inc.
299 Market Street
Saddle Brook, NJ 07663

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 13, 2012

Notice is hereby given that an Annual Meeting of Stockholders of Peoples Educational Holdings, Inc. (the “Company”) will be held at the Company’s offices, 299 Market Street, Saddle Brook, NJ 07663, on Friday, January 13, 2012 at 9:00 A.M. Eastern Standard Time.  At the meeting, stockholders will act on the following matters:

•	Proposal 1: Election of seven directors to serve for a term of one year expiring at the next annual meeting of stockholders;

•	Proposal 2: Approval and ratification of the selection of independent registered public accountants;

•	Consideration of such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on November 15, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ John C. Bergstrom
John C. Bergstrom
Secretary

Saddle Brook, New Jersey
December 12, 2011

To ensure your representation at the Annual Meeting, please sign, date, and return the enclosed proxy card whether or not you expect to attend in person.  Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on January 13, 2012:

This Proxy Statement and our Annual Report on Form 10-K
for the fiscal year ended May 31, 2011 are available on the internet at:
http://peoplesed2011.investorroom.com

Peoples Educational Holdings, Inc.
299 Market Street
Saddle Brook, NJ 07663

PROXY STATEMENT
Annual Meeting of Stockholders
January 13, 2012

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Peoples Educational Holdings, Inc., a Delaware corporation (the “Company”), of proxies for an Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 299 Market Street, Saddle Brook, NJ 07663, on Friday, January 13, 2012 at 9:00 A.M. Eastern Standard Time, or any adjournment or adjournments thereof.

This Proxy Statement and the enclosed proxy card are being mailed to stockholders on or about December 12, 2011.  An annual report containing the Company’s consolidated balance sheets as of May 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended May 31, 2011 and 2010 is being mailed to stockholders with this Proxy Statement.  Stockholders are urged to review the financial statements as they contain important information.

The total number of shares outstanding and entitled to vote at the Annual Meeting as of November 15, 2011 consists of 4,465,202 shares of common stock.  Each share of common stock is entitled to one vote and there is no cumulative voting.  Only stockholders of record at the close of business on November 15, 2011 will be entitled to vote at the Annual Meeting.

Shares represented by proxies properly signed, dated, and returned will be voted at the Annual Meeting in accordance with the instructions set forth therein.  If a proxy is properly signed but contains no such instructions, the shares represented thereby will be voted as follows:

•	Proposal 1: FOR each of the director nominees,
•	Proposal 2: FOR the ratification of the selection of the independent registered public accountants,
•	At the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

The presence in person or by proxy of a majority of the voting power of shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.  Directors are elected by a plurality of the votes and the seven nominees with the greatest number of votes will be elected.   Any other item of business will be approved if it receives the affirmative vote of the holders of a majority of the shares present and entitled to vote on that item of business.  Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to stockholders.  Consequently, abstentions will have the same effect as a negative vote, except in the election of directors, where abstentions or “withhold authority” will not have any effect.  If a broker indicates on a proxy that it does not have authority to vote on an item of business, the shares represented by the proxy will not be considered present and entitled to vote on that item of business and, therefore, will have no effect on the outcome of the vote.

Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the Annual Meeting and voting in person.

PROPOSAL 1
ELECTION OF DIRECTORS

General

The Board of Directors of the Company is currently composed of seven members, all of whom are nominees for election at the Annual Meeting.  It is the recommendation of the Board of Directors that the seven nominees named below be reelected as directors; to serve as directors until the next Annual Meeting of Stockholders and until their successors shall be duly elected as directors.

Unless otherwise directed, the proxies solicited by the Board of Directors will be voted for the election as directors of the seven nominees named below.  The Company believes that each nominee named below will be able to serve, but should any nominee be unable to serve as a director, the proxies will be voted for any substitute nominee who may be designated by the Board of Directors.

The seven nominees receiving the highest number of affirmative votes of the shares represented at the Annual Meeting in person or by proxy and entitled to vote will be elected to the Board of Directors.

The Board of Directors recommends that stockholders vote FOR the election of each of the nominees named below.

Nominees for Election at the Annual Meeting

The names and ages of the nominees, and their principal occupations and tenure as directors are set forth below, based upon information furnished to the Company by the nominees.

Name and Age	Principal Occupation	Director Since

Brian T. Beckwith (55)
President and Chief Executive Officer of the Company since December 2001. Mr. Beckwith has more than 25 years of publishing industry experience, including positions in market research, consumer marketing, operations, business development, and general management. Prior to joining the Company, he was a principal in Beckwith & Associates, a publishing advisory firm specializing in start-ups, acquisitions, and Internet business development. From 1998 to 2000, he was President and Chief Operating Officer of Grolier, Inc., a $450 million publisher and direct marketer of children’s books and other educational products. From 1991 to 1997, Mr. Beckwith served in various senior management positions with K-III (Primedia) including President and Chief Executive Officer of the Special Interest Magazine Group. Mr. Beckwith has also held management positions with News Corporation, CBS Magazines, and Ziff-Davis Publishing. He holds a B.A. summa cum laude from New England College and an M.B.A. from Fordham University’s Graduate School of Business.

Areas of relevant experience:  educational publishing and sales; executive management; detailed knowledge of the Company from services as President and Chief Executive Officer.

2001
John C. Bergstrom (51) (1) (2) (3)
Partner in RiverPoint Investments, Inc., a St. Paul, MN-based business and financial advisory firm since 1995. Mr. Bergstrom is also a director of The Dolan Company (NYSE:DM), Znomics, Inc. (OTC:ZNOM), Tecmark, Inc., Instrumental, Inc., JobDig, Inc., Creative Publishing Solutions, Inc., Cramer, LLC and Early Learning Labs, Inc.  Mr. Bergstrom is also active in the non-profit sector and currently serves as a board member of Goodwill Easter Seals Minnesota and Chicagoland Habitat for Humanity.   Mr. Bergstrom is a graduate of Gustavus Adolphus College, B.A., and the University of Minnesota, M.B.A.

Areas of relevant experience:  capital markets; financial reporting, accounting and controls; corporate governance.
1998

Name and Age	Principal Occupation	Director Since

Richard J. Casabonne (66) (3)	Founder and President of Casabonne Associates, Inc., an educational research, strategy, and development firm, since 1972. From October 2003 to May 2004, he served as Chief Executive Officer of TestU, an instructional assessment company based in New York City. From July 2001 to April 2002, Mr. Casabonne also served as the President of the Education and Training Group of Leapfrog Enterprises, Inc. where he also served as a director. He is a past President of AEP (The Association of Educational Publishers). Areas of relevant experience: educational publishing; branding and marketing.	2002
Anton J. Christianson (59) (2) (3)
Chairman of Cherry Tree Companies, a firm involved in investment management, investment banking, and wealth management, since 1980.  Mr. Christianson controls Adam Smith Companies, LLC, Adam Smith Management, LLC, Adam Smith Fund, LLC, and Adam Smith Growth Partners, LP, which are affiliates of Cherry Tree Companies and investors in Peoples Educational Holdings, Inc.  He serves as a director of AmeriPride Services, Inc., The Dolan Company (NYSE:DM), Titan Machinery, Inc. (NASDAQ: TITN), Arctic Cat, Inc. (NASDAQ: ACAT), and Znomics, Inc. (NASDAQ: ZNOM).  Mr. Christianson also served as a director of Capella Education Company (NASDAQ: CPLA) from 1993 to 2006 and Fair Isaac Corporation (NYSE: FICO) from 1999 to 2009.  Mr. Christianson is a graduate of St. John’s University, Collegeville, Minnesota, and earned an M.B.A. from Harvard Business School

Areas of relevant experience:  capital markets; corporate finance; mergers and acquisitions; corporate governance.

		1998
James P. Dolan (62) (1) (2)
Chairman, President and Chief Executive Officer and founder of The Dolan Company (NYSE:DM) Minneapolis MN, since 1992.  The Dolan Company is a specialized business services and information company that publishes daily and weekly business newspapers in 21 U.S. markets and operates a number of services businesses including National Default Exchange, a leading provider of mortgage default processing services to the foreclosure bar; DiscoverReady, a leading provider of electronic discovery services to large companies and their legal counsel; and Counsel Press, the nation’s largest appellate legal services provider. From 1989 to 1993, he was Executive Vice President of the Jordan Group, New York City, an investment bank specializing in media. He previously held executive positions with News Corporation in New York, Sun-Times Company of Chicago, and Centel Corp., Chicago, and was an award-winning reporter and editor at newspapers in San Antonio, New York, Chicago, Sydney, and London. He serves as a director of several private companies and is a journalism graduate of the University of Oklahoma.
		1999

Name and Age	Principal Occupation	Director Since

Areas of relevant experience: publishing; internet-based delivery of publications; corporate finance; mergers and acquisitions; corporate governance.

Diane M. Miller (59)
Co-founder and Executive Vice President of the Company since 1989, and Chief Creative Officer since 2005. Her educational publishing experience encompasses general management, technology and print product development, strategic planning, market research, writing, curriculum development, editorial, marketing, production, and professional development. Prior to forming the Company, Ms. Miller was publisher of Globe Books, a remedial, supplementary educational publisher owned by Simon and Schuster. Prior to joining Globe Books, she was Senior Editor of Reading for Harcourt Brace Jovanovich. Ms. Miller has classroom and research experience, as well, and is a graduate with honors of Centre College of Kentucky.

Areas of relevant experience:  educational publishing; creation of content; detailed knowledge of the Company from role as co-founder and long-term service as Executive Vice President.

1998
James J. Peoples (74)
Co-founder, Chairman and Senior Advisor to the Company.  Mr. Peoples served as the Company’s President and CEO from 1989 until 2001 and remains Chairman of the Board.  He has over 40 years of experience in schoolbook publishing, including positions in sales, sales management, corporate staff assignments, and general management. Prior to forming PE, Mr. Peoples was President of the Prentice Hall School Group for seven years and served three years as Group President of the $350 million Simon and Schuster Educational Group. Mr. Peoples is a graduate of Oregon State University.

Areas of relevant experience:  educational publishing; sales, sales management and marketing; detailed knowledge of the Company from role as co-founder and previous long-term service as President and Chief Executive Officer.
1998

(1)      Member of the Audit Committee
(2)      Member of the Compensation Committee
(3)      Member of the Governance Committee

Independent Directors; Board Committees; Meetings

The Board of Directors of the Company has determined that Messrs. Bergstrom, Casabonne, Christianson, and Dolan are “independent” directors, as that term is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market. G. Thomas Ahern, who served as a director of the Company until September 7, 2011, was also an “independent” director.

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Governance Committee, the duties and activities of which are described in greater detail below.  Each of the committees operates under a written charter adopted by the Board, which are posted on the Company’s Web site at www.peopleseducation.com under the caption “Investor Relations.”

The Board of Directors met four times during fiscal 2011.  Each director, with the exception of Mr. Ahern, attended 75% or more of the meetings of the Board of Directors and any committee on which they served. Mr. Ahern attended 50% of the meetings of the Board of Directors and 75% of the committee’s in which he served.  The Company encourages members of the Board of Directors to attend the Annual Meeting of Stockholders.

Audit Committee.  The Audit Committee, which met four times during fiscal 2011, is currently composed of Messrs. Bergstrom (Chair) and Dolan.  Mr. Ahern also served as a member of the Audit Committee during fiscal 2011 and until September 7, 2011.  All members of the Audit Committee are “independent,” as independence for audit committee members is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The Company’s Board of Directors has determined that Mr. Bergstrom is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

The Company’s Audit Committee Charter and the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market provide that the Audit Committee shall consist of at least three independent directors.  As a result of Mr. Ahern’s resignation effective September 7, 2011, the Audit Committee currently consists of only two independent directors.  The Company is in the process of seeking a suitable candidate to be elected or appointed to the Board of Directors and the Audit Committee, and expects to regain compliance with the requirements of its Audit Committee Charter and the NASDAQ before March 5, 2012, which is the expiration of the grace period contained in the NASDAQ rules.

The duties of the Audit Committee include (i) selecting the Company’s independent auditors; (ii) reviewing and evaluating significant matters relating to the audit and internal controls of the Company; (iii) reviewing the scope and results of the audits by, and the recommendations of, the Company’s independent auditors; and (iv) pre-approving all audit and permissible non-audit services provided by the Company’s independent auditors.  The Audit Committee also reviews the audited consolidated financial statements of the Company and meets prior to public release of quarterly and annual financial information and prior to filing of the Company’s quarterly and annual reports containing financial statements with the Securities and Exchange Commission.  A report of the Audit Committee is contained in this Proxy Statement.

Compensation Committee.  The Compensation Committee, which met four times during fiscal 2011, is currently composed of Messrs. Bergstrom (Chair), Christianson, and Dolan.  All members of the Compensation Committee are independent directors as defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation, stock options, and benefits of officers and employees.

Governance Committee.  The Governance Committee, which met three times during fiscal 2011, is currently composed of Messrs. Bergstrom, Casabonne, and Christianson (Chair).  All members of the Governance Committee are independent directors as defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market.  The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of the Company.  The primary recurring duties and responsibilities of the Governance Committee include (i) reviewing and recommending to the Board corporate governance policies and procedures; (ii) reviewing the Company’s Code of Conduct and compliance therewith; (iii) identifying and recommending to the Board of Directors candidates for election as directors; and (iv) evaluating the Board of Directors.

The Governance Committee identifies director candidates primarily by considering recommendations made by directors, management, and stockholders.  The Board also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses.  The Board did not retain any such third party with respect to the director candidates described in this Proxy Statement.  Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, and experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, the candidate’s contribution to diversity of the Board, and the candidate’s qualifications for committee membership.  The Board does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole.  The criteria applied by the Board in the selection of director candidates are the same whether the candidate was recommended by a Board member, an executive officer, a stockholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders.  Stockholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

Communications with the Board of Directors

If you would like to contact the Board or any director or committee of the Board, you can send an e-mail to mdemarco@peoplesed.com, or write to the Company, c/o Secretary, 299 Market Street, Saddle Brook, New Jersey 07663.  All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable director or committee on a periodic basis.

Compensation of Non-Management Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. For 2011, each non-management member of the Board of Directors received on a quarterly basis $3,183 for services as a director, plus $530 for each committee on which they served, plus an additional $530 for each committee of which they were the chair. Mr. Peoples received an addition $1,061 per quarter for his duties as Chairman of the Board of Directors. Mr. Bergstrom received an additional $5,150 per quarter for his services on the audit and compensation committee. Non-employee directors were also reimbursed for certain expenses in connection with attendance at Board and committee meetings. In addition, each non-employee director receives nonqualified options to purchase our common stock at an option price equal to the fair market value of our common stock on the date that the option is granted. The options become exercisable in four annual increments of 25% each and have a term of five years.

In February 2011, each of the non-management directors was granted new stock options under the stock option replacement program described below to replace options that had expired or were scheduled to expire in 2011, 2012 or 2013.  Options were granted as follows at the indicated exercise prices:  Mr. Ahern (3,600 shares at $2.00 per share; 14,400 shares at $3.00 per share); Mr. Bergstrom (4,567 shares at $2.00 per share; 18,267 shares at $3.00 per share); Mr. Casabonne (7,767 shares at $2.00 per share; 31,067 shares at $3.00 per share); Mr. Christianson (4,567 shares at $2.00 per share; 18,267 shares at $3.00 per share); Mr. Dolan (4,567 shares at $2.00 per share; 18,267 shares at $3.00 per share); and Mr. Peoples (800 shares at $2.00 per share; 3,200 shares at $3.00 per share).

Non-Management Director Compensation for the Fiscal Year Ended May 31, 2011:
	Fees Earned
	or	Option		All Other
Director	Paid in Cash	Awards		Compensation		Total
G. Thomas Ahern	$14,852	$4,776	(a)	$-		$19,628
John C. Bergstrom	$43,940	$6,713	(a)	$-		$50,653
Richard J. Casabonne	$14,852	$8,795	(a)	$41,200	(b)	$64,847
Anton J. Christianson	$19,096	$6,713	(a)	$-		$25,809
James P. Dolan	$16,972	$13,248	(a)	$-		$30,220
James J. Peoples	$16,972	$2,075	(a)	$41,200	( c)	$60,247

(a)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2011 in accordance with ASC 718, unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note 8 to the Consolidated Financial Statements for the fiscal year ended May 31, 2011.

(b)	Mr. Casabonne received an additional $10,300 per quarter for his services related to marketing and product development.

(c)	Mr. Peoples received an additional $10,300 per quarter for his services related to business development.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows, for fiscal 2011 and 2010, the compensation earned by or awarded to Brian T. Beckwith, the Company’s Chief Executive Officer and President; Michael L. DeMarco, the Company’s Executive Vice President and Chief Financial Officer; and Diane M. Miller, Executive Vice President and Chief Creative Officer, the only other executive officer of the Company (collectively with Mr. Beckwith and Mr. DeMarco, the “Named Executives”).

Summary Compensation Table for Fiscal Year Ended May 31, 2011 and 2010

			Non-Equity
			Incentitive	(a)	(b)
			Plan	Option	All Other
Name and Principal Position	Year	Salary	Compensation	Awards	Compensation	Total

Brian T. Beckwith	2011	$330,424	$-	$69,335	$22,407	$422,166
President and Chief Executive Officer	2010	$320,800	$-	$11,668	$18,799	$351,267

Michael L. DeMarco	2011	$218,566	$-	$19,756	$20,072	$258,394
Executive Vice President and	2010	$212,200	$-	$6,154	$16,165	$234,519
Chief Financial Officer

Diane M. Miller	2011	$190,550	$-	$21,202	$27,467	$239,219
Executive Vice President and	2010	$185,000	$-	$4,894	$23,920	$213,814
Chief Creative Officer

(a)
These amounts reflect the expense recognized for financial statement reporting purposes for fiscal 2011 and 2010 in accordance with ASC 718, unreduced by the estimated service-based forfeitures. The other assumptions used in calculating these amounts are set forth in Note 8 to the Consolidated Financial Statements for the fiscal year ended May 31, 2011.

(b)
Each of the named executives receives a car allowance and the non-business portion of this allowance is included as taxable income to the named executive. The Company also covers the cost of medical and dental insurance premiums payable by the named executive.  In addition, the Company provided supplemental life insurance to Ms. Miller. The policy premium of $1,995 for both 2011 and 2010 was taxable income to Ms. Miller.

Our compensation program uses stock options to provide long-term incentives and rewards to our executives, other employees, and directors.  At our Annual Meeting of Stockholders on February 10, 2011, our stockholders approved an increase in the number of shares available for issuance under our 2009 Stock Plan to enable the Board to implement a stock option replacement program and continue our long-term incentive program.  Under the stock option replacement program, we granted new stock options for a total of 712,836 shares to our directors, officers and other employees to replace options that had recently expired or were cancelled in exchange for new options.  The replacement options were granted at exercise prices of $2.00 or $3.00 per share, which exceeded the market price of our stock on the date of grant.  The exercise prices of the options they replaced were in a range from $3.05 to $6.00 per share.  The replacement options, which are scheduled to expire in 2018, replaced options that had expired or were scheduled to expire in 2011, 2012, and 2013.

Outstanding Equity Awards at May 31, 2011

The following table provides a summary of equity awards outstanding for each of the Named Executives as of the end of fiscal 2011:
	Option Awards

	Number of Securities
	Underlying
	Unexercised Options			Option
				Exercise	Option
	(#)	(#)		Price	Expiration
Named Executive	Exercisable	Unexercisable		($)	Date
Brian T. Beckwith	16,400	49,200	(1)	$2.00	2/10/2018
President and	65,600	196,800	(2)	$3.00	2/10/2018
Chief Executive Officer	4,250	12,750	(3)	$1.00	8/9/2015
	8,500	8,500	(4)	$1.96	8/20/2014

Michael L. DeMarco	3,500	10,500	(5)	$2.00	2/10/2018
Executive Vice President and	14,000	42,000	(6)	$3.00	2/10/2018
Chief Financial Officer	2,000	6,000	(7)	$1.00	8/9/2015
	3,000	9,000	(8)	$3.00	10/14/2014
	4,000	4,000	(9)	$1.96	8/20/2014

Diane M. Miller	4,500	13,500	(10)	$2.00	2/10/2018
Executive Vice President and	18,000	54,000	(11)	$3.00	2/10/2018
Chief Creative Officer	2,000	6,000	(7)	$1.00	8/9/2015
	4,000	4,000	(9)	$1.96	8/20/2014

(1)	Becomes exercisable with respect to 16,400 shares on each February 10, 2012, 2013, and 2014.
(2)	Becomes exercisable with respect to 65,600 shares on each February 10, 2012, 2013 and 2014.
(3)	Becomes exercisable with respect to 4,250 shares on each August 9, 2011, 2012 and 2013.
(4)	Becomes exercisable with respect to 4,250 shares on each August 20, 2011 and 2012.
(5)	Becomes exercisable with respect to 3,500 shares on each February 10, 2012, 2013 and 2014.
(6)	Becomes exercisable with respect to 14,000 shares on each February 10, 2012, 2013 and 2014.
(7)	Becomes exercisable with respect to 2,000 shares on each August 9, 2011, 2012 and 2013.
(8)	Becomes exercisable with respect to 3,000 shares on each June 15, 2011, 2012 and 2013.
(9)	Becomes exercisable with respect to 2,000 shares on each August 20, 2011 and 2012.
(10)	Becomes exercisable with respect to 4,500 shares on each February 10, 2012, 2013, and 2014.
(11)	Becomes exercisable with respect to 18,000 shares on each February 10, 2012, 2013, and 2014.

Potential Payments Upon Termination

Brian T. Beckwith, our President and Chief Executive Officer, entered into an employment agreement in 2001, which was amended in July 2004. The agreement, as amended, provides for a term ending in December 2008 with automatic renewals thereafter from year to year unless terminated by either party by 180 days’ prior notice before the end of each contract year. Pursuant to these arrangements, the term of the agreement has been extended to December 2012. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Mr. Beckwith ceases to be employed. In consideration for these covenants, Mr. Beckwith will receive on a monthly basis, 60% of his monthly salary in effect at the time his employment ceased. If Mr. Beckwith is terminated by the Company without cause, or if Mr. Beckwith resigns for good reason, Mr. Beckwith is entitled to 18 months of severance at his then-current annual salary. If we provide Mr. Beckwith notice of non-renewal, Mr. Beckwith is entitled to 12 months of severance at his then-current annual salary. The agreement also provides for, under certain circumstances, our repurchase right and Mr. Beckwith’s put right to the Company with respect to Company stock owned by Mr. Beckwith, following termination of his employment, which he has acquired upon exercise of stock options and held for at least one year.

Michael L. DeMarco, our Executive Vice President and Chief Financial Officer, entered into an employment agreement in May 2002, which was most recently amended in June 2007. The agreement, as amended, provides for a term ending in May 2008, with automatic renewals thereafter from year to year unless terminated by either party by 180 days’ prior notice before the end of each contract year. Pursuant to these arrangements, the term of the agreement has been extended to May 2013. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Mr. DeMarco ceases to be employed by the Company. In consideration for these covenants, Mr. DeMarco will receive on a monthly basis, 60% of his monthly salary in effect at the time his employment ceased. If Mr. DeMarco is terminated without cause or resigns for good reason, Mr. DeMarco is entitled to 12 months salary as severance at his then-current annual salary.

Diane M. Miller, our Executive Vice President and Chief Creative Officer, entered into an employment agreement in 1990, which was amended and restated in November 2004. The agreement provides for a term ending in November 2007, with automatic renewals thereafter for successive one-year periods unless terminated by either party at least 180 days prior to the end of the contract year. Pursuant to these arrangements, the term of the agreement has been extended to November 2012. The agreement contains non-competition and non-solicitation covenants which at the Company’s option continue in effect for a period ending one year after Ms. Miller ceases to be employed. In consideration for these covenants, Ms. Miller will receive on a monthly basis, 60% of her monthly salary in effect at the time her employment ceased. If Ms. Miller is terminated without cause or if Ms. Miller resigns for good reason, Ms. Miller is entitled to 12 months of severance at the rate in effect at the time her employment ceased. We have a right of first refusal with respect to any share transfers of Company stock by Ms. Miller to a competitor.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information provided to the Company as to the beneficial ownership of our Common Stock as of November 15, 2011 by (i) the only stockholders known to the Company to hold 5% or more of such stock, (ii) each of the directors and the Named Executives set forth in the Summary Compensation Table, and (iii) directors and officers as a group.

Beneficial Owner	Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock

Anton J. Christianson (1)(2)	1,797,061	40.1%
NAP & CO – c/o Delaware State Pension Fund (3)	603,151	13.5%
James J. Peoples (1)(4)	575,581	12.9%
Dolphin Offshore Partners, Inc. (5)	361,887	8.1%
Diane M. Miller (1)(4)	285,016	6.3%
Brian T. Beckwith (1)(4)	142,054	3.1%
Michael L. DeMarco (1)	37,250	*
John C. Bergstrom (1)	51,523	1.2%
James P. Dolan (1)	27,457	*
Richard J. Casabonne (1)	12,707	*

Directors and officers as a group (8 persons) (1)(2)	2,928,649	62.2%

* Less than 1%

(1)
Includes shares of Common Stock subject to outstanding stock options exercisable within 60 days as follows: Mr. Christianson, 11,207 shares; Mr. Peoples, 4,000 shares; Ms. Miller, 34,000 shares; Mr. Beckwith, 107,000 shares; Mr. DeMarco, 35,000 shares; Mr. Bergstrom, 9,707 shares; Mr. Dolan, 25,957 shares; Mr. Casabonne, 12,707 shares; and all directors and officers as a group, 239,578 shares.

(2)
Mr. Christianson’s ownership includes ownership of 1,713,915 shares held by Adam Smith Fund, LLC,  70,619 shares held by Adam Smith Growth Partners and 1,320 shares held individually.  The managing member of Adam Smith Growth Partners is Adam Smith Companies, LLC. Mr. Christianson, as manager of Adam Smith Companies, LLC, has voting and investment powers with respect to the securities owned by Adam Smith Growth Partners. The managing member of Adam Smith Fund, LLC is Adam Smith Management, LLC, whose managing member is Adam Smith Companies, LLC. Mr. Christianson, as manager of Adam Smith Companies, LLC, has investment and voting powers with respect to the securities owned by Adam Smith Fund, LLC. Mr. Christianson, Adam Smith Companies, LLC, and Adam Smith Management, LLC disclaim beneficial ownership of the securities held by Adam Smith Growth Partners and Adam Smith Fund, LLC except to the extent of their pecuniary interest in such securities. The address of Mr. Christianson and each of the Adam Smith entities is 301 Carlson Parkway, Suite #103, Minnetonka, MN 55305.

(3)	The address of the Delaware State Pension Fund is 860 Silver Lake Boulevard, McArdle Building, Suite #1, Dover, DE 19904.

(4)	The address of Mr. Peoples, Ms. Miller and Mr. Beckwith is 299 Market Street, Saddle Brook, NJ 07663-5316.

(5)
The general partner of Dolphin Direct Equity Partners, L.P. is Dolphin Advisors, LLC, and the managing member of Dolphin Advisors, LLC is Dolphin Management, Inc. Peter E. Salas is the President and sole owner of Dolphin Management, Inc. and exercises voting and investment powers with respect to the securities owned by Dolphin Direct Equity Partners, L.P.  Dolphin Advisors, LLC, Dolphin Management, Inc. and Mr. Salas disclaim beneficial ownership of the securities owned by Dolphin Direct Equity Partners, L.P. except to the extent of their pecuniary interest in such securities. The address of Dolphin Direct Equity Partners, L.P. is c/o Dolphin Asset Management Corp., 129 East 17th Street, New York, NY 10003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended May 31, 2011, all required Section 16(a) filings applicable to its officers, directors, and 10% stockholders were timely made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee is responsible for the review and approval of all transactions in which the Company was or is to be a participant and in which any executive officer, director, or director nominee of the Company, or any immediate family member of any such person, has or will have a direct or indirect material interest.  In addition, all transactions with related persons that come within the disclosures required by Item 404 of Regulation S-K must also be approved by the Audit Committee.  The policies and procedures regarding the approval of all such transactions with related persons have been approved at a meeting of the Audit Committee and are evidenced in the corporate records of the Company.

PROPOSAL 2
APPROVAL AND RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee has selected Rothstein Kass & Company P.C., (RK) to serve as the Company’s independent registered public accounting firm for the fiscal year ended May 31, 2012.  RK has served as the Company’s independent registered public accounting firm since November 2009.

While stockholder approval of the selection of RK is not required by law, our Board of Directors believes it is in the best interests of our stockholders to submit the matter for a vote on ratification at the Annual Meeting.  If the stockholders do not ratify the appointment of RK the Audit Committee will reconsider its selection, but will have no obligation to terminate the appointment.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting in person or by proxy and entitled to vote is required for approval of this proposal.

The Board of Directors recommends that stockholders vote FOR Proposal 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees Paid to Auditors

In connection with the fiscal years ended May 31, 2011 and May 31, 2010, RK provided various audit and non-audit services to the Company and billed the Company for these services as follows:

(a)
Audit Fees. Fees for audit services totaled approximately $84,500 and $80,000 in fiscal 2011 and fiscal 2010, respectively, which included the fees for the annual audits and the reviews of the Company’s quarterly reports on Form 10-Q.

(b)	Audit-Related Fees. RK did not provide any audit-related services for fiscal 2011 or fiscal 2010 and accordingly there were no fees for such services.

(c)	Tax Fees. RK did not provide any tax services, including certain tax compliance assistance for fiscal 2011 or fiscal 2010 and accordingly there were no fees for such services.

(d)	All Other Fees. There were no other services for fiscal 2011 or fiscal 2010 provided by RK not included in the above.

In connection with the fiscal year ended May 31, 2010, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:

(a)	Audit Fees. Fees for audit services totaled approximately $20,000 for fiscal 2010 including fees for review of the Company’s quarterly report on Form 10-Q.

(b)
Audit-Related Fees. Fees for audit-related services totaled approximately $ 5,000 for fiscal 2010. These services related to responding to technical and accounting questions and the related research, meetings with management and transition relating to the Company’s appointment of Rothstein, Kass & Company, P.C. as the Company’s independent registered public accounting firm.

(c)
Tax Fees. McGladrey & Pullen, LLP and RSM McGladrey, Inc did not provide any tax services, including certain tax compliance assistance for fiscal 2010 and accordingly there were no fees for such services.

(d)	All Other Fees. There were no other services provided by McGladrey & Pullen, LLP or RSM McGladrey, Inc., not included above, for fiscal 2010.

The Audit Committee preapproves all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. All of the services provided by the independent registered public accounting firms during fiscal 2011 and fiscal 2010, including services related to Audit-Related Fees and Tax Fees (if any), have been approved by the Audit Committee under its pre-approval process. The Audit Committee has considered whether the provision of services related to the Audit-Related Fees, Tax Fees and All Other Fees was compatible with maintaining the independence of Rothstein, Kass & Company, P.C. and McGladrey & Pullen, LLP and determined that such services did not adversely affect the independence of either firm.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company currently consists of John C. Bergstrom and James P. Dolan. All members of the Audit Committee are “independent,” as independence for audit committee members is defined under the rules of The NASDAQ Stock Market for companies included in The NASDAQ Capital Market. The Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s Web site at www.peopleseducation.com under the caption “Investor Relations.”

Management is responsible for the Company’s internal control and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Committee met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee also discussed with management and the independent accountants the quality and adequacy of the Company’s internal controls. The Committee reviewed with the independent accountants their audit plan, audit scope, and identification of audit risks. The Committee discussed with the independent accountants matters required to be discussed by AU Section 380 (Communication with Audit Committees). The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended May 31, 2011 filed with the SEC.

Submitted by the Audit Committee
John C. Bergstrom (Chair) and James P. Dolan

STOCKHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission (SEC) permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by corporate action in accordance with the proxy rules. To be considered for inclusion in the proxy statement for the Company’s Annual Meeting in fiscal 2013, stockholder proposals must be received at the Company’s offices no later than August 14, 2012.

With respect to any stockholder proposal that is intended to be presented at the Company’s Annual Meeting in fiscal 2013, but that is not submitted for inclusion in the proxy statement for that meeting, the SEC proxy rules provide that the Company’s proxy for that meeting may confer on the proxy holder discretionary voting authority (to vote for or against the stockholder proposal) unless the proposal is received at the Company’s offices no later than October 28, 2012.

METHOD OF PROXY SOLICITATION

The entire cost of preparing, assembling, printing, and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the proxy card, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors, and other regular employees of the Company by telephone, electronic transmission or personal solicitation and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses, and other custodians, nominees, and certain fiduciaries for their reasonable expenses incurred in mailing proxy materials to their principals.

OTHER MATTERS

The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the Annual Meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

A copy of the Company’s 2011 Annual Report to Stockholders is being mailed to you with this proxy statement. The Annual Report includes, among other things, the consolidated balance sheet of the Company as of May 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended May 31, 2011 and 2010. If you desire an additional copy of the Annual Report or a copy of our Annual Report on Form 10-K filed with the SEC, you may obtain one (excluding exhibits) without charge by addressing a request to the Chief Financial Officer, Peoples Educational Holdings, Inc., 299 Market Street, Saddle Brook, NJ 07663. You may also access a copy of our Form 10-K on the SEC’s Web site at www.sec.gov.

By Order of the Board of Directors,

/s/ John C. Bergstrom
John C. Bergstrom
Secretary

Saddle Brook, New Jersey
December 12, 2011